SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 8, 2010
Date of Report (Date of earliest event reported)

OCZ TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53633	04-3651093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6373 San Ignacio Avenue, San Jose, CA	95119
(Address of principal executive offices)	(Zip Code)

6373 San Ignacio Avenue, San Jose, CA 95119
(Mailing Address)

(408) 733-8400
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2010, OCZ Technology Group, Inc. (“OCZ”) announced its entering into a letter agreement (the “Letter Agreement”) to appoint Bell Microproducts Limited, a company registered in Great Britain (“Bell Micro UK”), as its non-exclusive distributor in Europe.  A copy of the press release is attached hereto as Exhibit 99.1

On February 24, 2010, OCZ issued a press release to announce the signing of a distribution agreement (the “Distribution Agreement”), appointing Bell Microproducts, an affiliate of Bell Micro UK, as a non-exclusive distributor of OCZ’s products and/or services within North America.  OCZ previously filed a current report along with a copy of the Distribution Agreement with the Securities and Exchange Commission in connection with its February 24, 2010 announcement.  With the execution of the Letter Agreement, Bell Micro UK will generally be subject under the Distribution Agreement.

The foregoing description is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits.

The exhibits are furnished pursuant to Item 1.01 and shall not be deemed to be “filed.”

Exhibit No.	Document Description
99.1	Press Release issued by OCZ Technology Group, Inc. dated April 13, 2010
99.2	Letter Agreement between OCZ and Bell Microproducts Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCZ TECHNOLOGY GROUP, INC.

By:	/s/ Kerry T. Smith
Kerry T. Smith
Chief Financial Officer

Date: April 13, 2010

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release of OCZ Technology Group, Inc. dated April 13, 2010
99.2	Letter Agreement between OCZ and Bell Microproducts Limited